UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Black Creek Industrial REIT IV Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Black Creek Industrial REIT IV Inc. (the “Company”) is expected to contact certain of its stockholders by telephone with the following recorded telephone message in connection with the solicitation of proxies to approve the proposals recommended by its board of directors for approval at the Company’s 2020 annual meeting of stockholders.

PROXYLITE MESSAGE

Hi, this is Jeff Taylor, Co-President of Black Creek Industrial REIT IV.

Over the past weeks, you should have received materials related to our annual meeting being held on June 30th.

I am calling to ask that you cast your vote for this annual meeting.

Voting will not take long and will help us hold the required annual meeting. Once we have received your critical vote, we will be sure not to keep calling or sending emails. Our board recommends that you vote in favor of the proposals.

Please vote now by pressing 1 to be connected with a proxy specialist.

If you received this as a voice mail message or if you have questions about the proxy materials, you may contact a specialist at Broadridge, our proxy agent, at 833-795-8490. Once again that number is 833-795-8490.

I appreciate your investment in Black Creek Industrial REIT IV and thank you in advance for your participation in this year’s annual meeting.